UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2015

HELIUS MEDICAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Wyoming	000-55364	36-4787690
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Suite 400, 41 University Drive
Newton, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 809-2018

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On October 22, 2015, Helius Medical Technologies, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) announcing the resignation of its former Chief Financial Officer, Amanda Tseng, the appointment of its new Chief Financial Officer and Chief Operating Officer, Joyce LaViscount, and the compensatory arrangements with Ms. LaViscount in connection with her appointment as CFO and COO of the Company. The Company is filing this amendment to the Form 8-K to correct the disclosure regarding the vesting of the shares underlying the option to purchase shares of the Company’s common stock awarded to Ms. LaViscount.

     In connection with her appointment as CFO and COO, Ms. LaViscount’s annual base salary will be $300,000, and she will be eligible to receive a target annual bonus of 25% of her annual base salary conditioned upon achievement of Company and individual goals. In addition, on October 21, 2015, Ms. LaViscount was granted an option to purchase 750,000 shares of the Company’s common stock, at an exercise price equal to a price 5% higher than the closing price of the Company’s common stock on the grant date. Twenty-five percent of the shares subject to the option vested on the grant date. An additional 25% of the shares subject to the option will vest on each of October 21, 2016, October 21, 2017, and October 21, 2018.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Date: November 4, 2015

	By:	/s/ Joyce LaViscount
	Name:	Joyce LaViscount
	Title:	Chief Financial Officer